                                                                     EXHIBIT 28A


First Chicago Master Trust II
Excess Spread Analysis
For the month ended January 31, 2001

Card Trust                                             FCMT2 95-M       FCMT2 95-O      FCMT2 96-Q      FCMT2 96-S       FCMT2 97-U
Deal Size                                                 $500 MM          $500 MM         $900 MM         $700 MM          $400 MM
Expected Maturity                                        10/15/02         12/16/02        02/15/02        12/16/02         10/15/02
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
Excess Spread:
              Portfolio Yield                              23.30%           23.30%          23.30%          23.30%           23.30%
              Less:  Coupon                                 6.15%            6.15%           6.04%           6.06%            6.04%
              Less:  Serv Fees                              1.50%            1.50%           1.50%           1.50%            1.50%
              Less:  Net Charge-Offs                        7.12%            7.12%           7.12%           7.12%            7.12%
Excess Spread:
                           Jan-01                           8.54%            8.53%           8.64%           8.62%            8.64%
                           Dec-00                           7.77%            7.76%           7.87%           7.85%            7.87%
                           Nov-00                           7.54%            7.53%           7.64%           7.62%            7.64%
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3-Mo. Avg Excess Spread                                     7.95%            7.94%           8.05%           8.03%            8.05%
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Over 30 Day Delinquency                                     4.76%            4.76%           4.76%           4.76%            4.76%
Monthly Payment Rate                                       31.46%           31.46%          31.46%          31.46%           31.46%

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
Card Trust                              FCMT2 98-V       FCMT2 99-W      FCMT2 99-X      FCMT2 99-Y
Deal Size                                   $1 BIL          $750 MM         $750 MM         $550 MM
Expected Maturity                         10/15/01          3/15/02         6/16/03         8/15/03
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
Excess Spread:
      Portfolio Yield                       23.30%           23.30%          23.30%          23.30%
      Less:  Coupon                          6.24%            6.12%           6.15%           6.14%
      Less:  Serv Fees                       1.50%            1.50%           1.50%           1.50%
      Less:  Net Charge-Offs                 7.12%            7.12%           7.12%           7.12%
Excess Spread:
                     Jan-01                  8.44%            8.57%           8.54%           8.55%
                     Dec-00                  7.68%            7.81%           7.77%           7.77%
                     Nov-00                  7.46%            7.58%           7.55%           7.54%
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3-Mo. Avg Excess Spread                      7.86%            7.98%           7.95%           7.95%
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Over 30 Day Delinquency                      4.76%            4.76%           4.76%           4.76%
Monthly Payment Rate                        31.46%           31.46%          31.46%          31.46%

Note: Chargeoffs are presented net of recoveries